Exhibit 99.1


             Option Care Announces Second Quarter Results


    BUFFALO GROVE, Ill.--(BUSINESS WIRE)--Aug. 9, 2007--Option Care, Inc. (Nasdaq:OPTN) today reported results for the quarter ended June 30, 2007. Revenue was $189 million for the second quarter, a 20% increase compared to revenue of $157 million for the second quarter of 2006. Net income from continuing operations increased 10% for the second quarter to $6.0 million or $0.16 per diluted share compared to $5.5 million or $0.15 per diluted share for the second quarter of 2006. For the six months ended June 30, 2007, revenue increased 29% to $402 million from $312 million during the corresponding period in 2006. Net income from continuing operations was $12.8 million or $0.35 per diluted share, a 20% increase from the $10.6 million or $0.30 per diluted share in 2006.

    On July 2, 2007, we entered into an Agreement and Plan of Merger ("Merger Agreement") was signed by Walgreen Co. ("Walgreens") and Bison Acquisition Sub, Inc., a wholly-owned subsidiary of Walgreens ("Acquisition Sub"), pursuant to which Acquisition Sub commenced a tender offer on July 17, 2007 to purchase all outstanding shares of our common stock for $19.50 per share, net in cash without interest. The tender offer will expire at 12:00 midnight at the end of August 13, 2007, unless extended. As soon as practicable after the completion of the tender offer, Acquisition Sub with be merged with and into Option Care, with Option Care surviving as a wholly-owned subsidiary of Walgreens.

    The following table highlights the revenue, revenue mix and gross profit margin for each of our service lines for the quarters ended June 30, 2007 and 2006:



Quarter Ended
 June 30, 2007                                           Gross Profit
 and 2006         Revenue (in thousands)    Revenue Mix      Margin
----------------------------------------------------------------------
                   2007     2006   Growth   2007   2006   2007   2006
----------------------------------------------------------------------
 Home Infusion
   and Related    $67,737  $64,519   5.0%   35.8%  41.0%  45.5%  44.0%
----------------------------------------------------------------------
   Specialty
    Infusion       55,142   48,496  13.7%   29.2%  30.9%  20.2%  22.4%
----------------------------------------------------------------------
   Specialty
  Distribution     63,545   40,938  55.2%   33.6%  26.0%   5.9%   7.9%
----------------------------------------------------------------------
 Other Revenue      2,583    3,355 (23.0%)   1.4%   2.1% 100.0% 100.0%
----------------------------------------------------------------------
 Total Revenue   $189,007 $157,308  20.2%  100.0% 100.0%  25.6%  29.2%
----------------------------------------------------------------------


    Paul Mastrapa, OptionCare's chief financial officer commented, "We are pleased with our second quarter results which were in line with our expectations as the Synagis(R) season comes to an end. We also completed two acquisitions including a franchise operation servicing North Carolina and an independent provider in San Antonio and are excited about our robust pipeline of growth opportunities that consist of new specialty pharmacy contracts with health plans, new biotech drug distribution agreements, and acquisition targets."

    Overall gross profit for the second quarter declined to 25.6% as compared to 29.2% for the prior year quarter due to the shift in mix towards our specialty pharmacy services which increased to 62.8% of revenues as compared to 56.9% for the prior year period. Within our service lines, home infusion gross profit increased to 45.5% as compared to 44.0% for the prior year second quarter due to improved product mix and direct labor leverage. Specialty infusion gross profit declined to 20.2% for the second quarter as compared to 22.4% for the prior year due to therapy mix shift. Specialty distribution pharmacy services gross profit declined to 5.9% for the second quarter as compared to 7.9% for the prior year period primarily due to the BCBS of Michigan contract. Selling, general and administrative expenses (SG&A) declined to 17.3% of revenue as compared to 20.2% in the prior year quarter as a result of the shift in mix towards high volume specialty distribution pharmacy services and improved operating efficiencies across all service lines.

    Operating cash flow for the quarter was $2.6 million. The company invested $2.5 million in capital equipment and $37.4 million in acquisitions which includes 2 transactions completed during the second quarter as well as the payment of contingent consideration for prior year transactions. As a result of the acquisition related investments, the company ended the second quarter with borrowings of $16.5 million from its existing $35 million revolving credit facility.

    About Option Care

    For more than 25 years, Option Care, Inc. has made patients' lives easier with a full range of healthcare services outside the hospital setting, working with more than 400 payor organizations representing more than 75 million Americans. With the largest home infusion and specialty pharmacy footprint in the industry, OptionCare offers treatment nationwide to patients in their homes, physician offices or other alternate sites, including ambulatory treatment centers. Services are provided by highly skilled, clinical professionals from 113 pharmacy locations.

    Forward Looking Statements

    This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Forward looking statements can be identified by the use of terms such as "anticipates," "expects," "believes" and other words having a similar meaning and include, but are not limited to, statements regarding full-year guidance for 2007. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by us, or on our behalf. These risks and uncertainties include, but are not limited to, our ability to obtain governmental approvals necessary to complete the transactions contemplated by the Merger Agreement , the inability to satisfy other conditions necessary to complete the transactions contemplated by the Merger Agreement, the inability to complete the transactions contemplated by the Merger Agreement for any other reason, disruption from the transaction making it more difficult for us to maintain relationships with customers, employees or suppliers, assumptions underlying management's financial estimates, market demand for our services, our ability to maintain cost and efficiency improvements, uncertainties affecting our businesses and our franchisees relating to acquisitions and divestitures (including continuing obligations with respect to completed transactions), sales and renewals of franchises, government and regulatory policies (including federal, state and local efforts to reform the delivery of and payment for healthcare services), general economic conditions (including economic conditions affecting the healthcare industry in particular), the pricing and availability of equipment and services, technological developments, changes in the competitive environment in which we operate, and other risks described in Option Care's filings with the Security and Exchange Commission. These statements are based upon assumptions and, although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate.

    Further Information on Option Care Can Be Found at:
www.optioncare.com




                      OPTION CARE, INCORPORATED
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME
           (in thousands, except per share data, Unaudited)

                               Three Months           Six Months
                                   Ended                 Ended
                                 June 30,              June 30,
                           --------------------- ---------------------
                              2007       2006       2007       2006
                           --------------------- ---------------------
Revenue:
  Home infusion and related
   healthcare services       $67,737    $64,519   $132,177   $121,634
  Specialty infusion
   pharmacy services          55,142     48,496    138,227    101,707
  Specialty distribution
   pharmacy services          63,545     40,938    127,126     83,526
  Other                        2,583      3,355      4,420      5,432
                           ---------- ---------- ---------- ----------
  Total revenue              189,007    157,308    401,950    312,299

Cost of revenue:
  Cost of goods sold         122,487     93,846    266,891    192,013
  Cost of services provided   18,214     17,558     37,201     33,586
                           ---------- ---------- ---------- ----------
Total cost of revenue        140,701    111,404    304,092    225,599
                           ---------- ---------- ---------- ----------

Gross profit                  48,306     45,904     97,858     86,700

Selling, general and
 administrative expenses      32,792     31,801     65,078     60,219
Provision for doubtful
 accounts                      3,714      3,456      8,103      6,918
Depreciation and
 amortization                  1,346      1,225      2,613      2,370
                           ---------- ---------- ---------- ----------
  Total operating expenses    37,852     36,482     75,794     69,507

Operating income              10,454      9,422     22,064     17,193

Interest expense, net           (370)      (217)      (604)      (427)
Other expense, net               (92)      (365)      (240)      (209)
                           ---------- ---------- ---------- ----------

Income before income taxes     9,992      8,840     21,220     16,557
Income tax provision           3,980      3,388      8,463      5,929
                           ---------- ---------- ---------- ----------
Net income from continuing
 operations                   $6,012     $5,452    $12,757    $10,628
                           ========== ========== ========== ==========

Loss on discontinued
 operations, net of tax          (76)      (251)       (56)      (637)
                           ---------- ---------- ---------- ----------
Net income                    $5,936     $5,201    $12,701     $9,991
                           ========== ========== ========== ==========

Basic net income (loss) per
 share:
  Continuing operations        $0.17      $0.16      $0.37      $0.32
  Discontinued operations        $--     $(0.01)       $--     $(0.02)
                           ---------- ---------- ---------- ----------
  Total                        $0.17      $0.15      $0.37      $0.30
                           ========== ========== ========== ==========

Diluted net income (loss)
 per share:
  Continuing operations        $0.16      $0.15      $0.35      $0.30
  Discontinued operations        $--        $--        $--     $(0.02)
                           ---------- ---------- ---------- ----------
  Total                        $0.16      $0.15      $0.35      $0.28
                           ========== ========== ========== ==========

Shares used in computing
 net income per share:
  Basic                       34,726     33,991     34,684     33,572
  Diluted                     36,875     35,198     36,526     35,161

Dividends per share            $0.02      $0.02      $0.04      $0.04
                           ========== ========== ========== ==========




                  Option Care, Inc. and Subsidiaries
                Condensed Consolidated Balance Sheets
                            (in thousands)

                                               June 30,   December 31,
                                                 2007         2006
                                             ------------ ------------
                                             (Unaudited)
Assets
Current assets:
  Cash and cash equivalents, unrestricted            $ --       $3,171
  Cash, restricted                                     --        7,554
  Short-term investments                               --        5,700
  Trade accounts receivable, net                  125,976      122,503
  Inventory                                        19,824       23,096
  Other current assets                             19,150       14,304
                                             ------------ ------------
Total current assets                              164,950      176,328

Equipment and other fixed assets, net              26,695       24,398
Goodwill, net                                     202,247      165,323
Other assets                                       10,101       10,336
                                             ------------ ------------
Total assets                                     $403,993     $376,385
                                             ============ ============

Liabilities and stockholders' equity
Current liabilities:
  Cash overdraft                                   $1,162          $--
  Trade accounts payable                           34,549       43,601
  Deferred purchase price liability                 4,739        2,892
  Current portion of long-term debt                86,260           23
  Other current liabilities                        11,884       12,717
                                             ------------ ------------
Total current liabilities                         138,594       59,233

Long-term debt, less current portion               16,594       86,372
Other liabilities                                  13,260       11,417
                                             ------------ ------------
Total liabilities                                 168,448      157,022

Total stockholders' equity                        235,545      219,363
                                             ------------ ------------

Total liabilities and stockholders' equity       $403,993     $376,385
                                             ============ ============




                      OPTION CARE, INCORPORATED
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
                      (in thousands, Unaudited)



                                 Three Months          Six Months
                                    Ended                Ended
                                   June 30,             June 30,
                             -------------------- --------------------
                                2007      2006       2007      2006
                             -------------------- --------------------

Cash flows from operating
 activities:
  Net Income                    $5,935    $5,201    $12,701    $9,991

  Non-cash expenses              7,261     6,635     13,648    11,958
  Changes in assets and
   liabilities:
    Accounts receivable          3,566    11,328     (8,784)     (125)
    Accounts payable            (7,627)  (10,845)    (8,215)  (10,853)
    Other assets and
     liabilities                (6,584)     (811)      (830)    2,386
                             --------- ---------  --------- ---------
Net cash provided by
 operating activities            2,551    11,508      8,520    13,357

Cash flows from investing
 activities:
  Net sales (purchases) of
   short-term investments        9,500    10,250      5,700    37,042
  Payments for acquisitions    (35,128)  (17,532)   (37,427)  (38,778)
  Net purchases of equipment
   and other                    (2,512)   (2,407)    (5,748)   (5,823)
                             --------- ---------  --------- ---------
Net cash used in investing
 activities                    (28,140)   (9,689)   (37,475)   (7,559)

Cash flows from financing
 activities:
  Net borrowings on credit
   agreements                   16,500        --     16,500        --
  Proceeds from issuance of
   stock                         1,108     1,420      1,961     2,627
  Payment of cash dividends       (690)     (674)    (1,383)   (1,335)
  Other financing activities     1,129       150      8,706     1,420
                             --------- ---------  --------- ---------
Net cash provided by
 financing activities           18,047       896     25,784     2,712
                             --------- ---------  --------- ---------
Net increase (decrease) in
 cash and cash equivalents      (7,542)    2,715     (3,171)    8,510
Cash and cash equivalents,
 beginning of period             7,542    12,611      3,171     6,816
                             --------- ---------  --------- ---------
Cash and cash equivalents,
 end of period                     $--   $15,326        $--   $15,326
                             ========= =========  ========= =========



    CONTACT: Option Care, Inc.
             Paul Mastrapa, 847-229-7773
             Chief Financial Officer